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                                                                   EXHIBIT 10.12

                       DIRECTORS' LIFE INSURANCE SUMMARY



ELIGIBILITY
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All members of the Fluor Corporation Board of Directors.


BENEFITS
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A term insurance policy on the life of the insured payable at death to the insured's named beneficiary in the amount of $75,000.


DETAILS
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For all directors who are employees of Fluor Corporation, this benefit is provided through a Group Insurance Contract with The CIGNA Insurance Company. For non-employee directors, the benefit is provided through individual Annual Renewal Term policies purchased from various competitive insurance underwriters.